UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KINETIC  RESOURCES CORP.
(Exact name of Registrant as specified in its charter)

Nevada	1000	27-2089124
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

50 West Liberty Street, Suite 880 Reno, Nevada	89501
(Name and address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (775) 636-6937

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|                                                                           Accelerated filer |__|

Non-accelerated filer |__|                                                                Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE
Common Stock	1,085,000	$0.015	$16,275	$1.16

(1)	This price was arbitrarily determined by Kinetic Resources Corp.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

COPIES OF COMMUNICATIONS TO:
The Law Offices of Ryan Alexander
Attn: Ryan Alexander
520 S. 4th St., Suite 340
Las Vegas, NV 89101

SUBJECT TO COMPLETION, Dated September 13, 2010
 PROSPECTUS
KINETIC RESOURCES CORP.
1,085,000
SHARES OF COMMON STOCK
INITIAL PUBLIC OFFERING

The selling shareholders named in this prospectus are offering up to 1,085,000 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.015 per share.  We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.015	None	$0.015
Total	$16,275	None	$16,275

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.015 per share until such time as the shares of our common stock are traded on the Over-The-Counter Bulletin Board (“OTCBB”), which is sponsored by the Financial Industry Regulatory Authority (“FINRA”), formerly known as the National Association of Securities Dealers or NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information.  Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board through a market maker, public trading of our common stock may never materialize.  If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled "Risk Factors" on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus Is: September 13, 2010

Summary	4
Risk Factors	6
Risks Related To Our Financial Condition and Business Model	6
If we do not obtain additional financing, our business will fail. Because we will need additional financing to fund our extensive exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern.	6
Because we have only recently commenced business operations, we face a high risk of business failure.	6
Because our executive officers do not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.	7
Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.	7
Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.	7
Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.	8
Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.	8
Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	8
Because our president, Mr. Antonio Delagado owns 56.34% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Delgado are inconsistent with the best interests of other stockholders.	9
Because our president, Mr. Antonio Delagado owns 56.34% of our outstanding common stock, the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.	9
If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.	9
Because of factors beyond our control which could affect the marketability of any substances found, we may have difficulty selling any substances we discover.	9
Risks Related To Legal Uncertainty	10
Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase.	10
Future legislation and administrative changes to the mining laws could prevent us from exploring our properties.	10
Third parties may challenge our rights to our mineral properties or the agreements that permit us to explore our properties may expire if we fail to timely renew them and pay the required fees.	10
Because title to the property is held in the name of another person, if he transfers the property to someone other than us, we will cease activities.	10

Because legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.	11
Risks Related To This Offering	11
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	11
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.	11
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	12
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	12
If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.	12
Forward-Looking Statements	13
Use of Proceeds	13
Determination of Offering Price	13
Dilution	13
Selling Shareholders	14
Plan of Distribution	15
Description of Securities	16
Interests of Named Experts and Counsel	18
Organization within the Last Five Years	19
Description of Business	19
Description of Property	27
Legal Proceedings	29
Market for Common Equity and Related Stockholder Matters	29
Plan of Operations	31
Changes In and Disagreements with Accountants	33
Directors, Executive Officers, Promoters And Control Persons	34
Executive Compensation	35
Security Ownership of Certain Beneficial Owners and Management	37
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	38
Certain Relationships and Related Transactions	38
Available Information	38
Financial Statements	39
Information Not Required In the Prospectus	40

Summary

Kinetic Resources Corp.

We are in the business of mineral exploration and own the rights to explore property on which there have been mine workings in previous years.  On July 28, 2010, our wholly owned subsidiary,  KRC Exploration LLC, a Nevada limited liability company, (“KRC”)  entered into a Property Option Agreement (the “Property Option Agreement”) with American Mining Corporation (“American”) to acquire an option to purchase a 100% interest in the Young America Mine group of Mineral Claims (the “YAM Claims”). We paid $4,000 to acquire this option.  We do not currently have any ownership interest in the property that is covered by the YAM Claims.

The YAM Mineral Claims are located approximately 15 miles north of the community of Kettle Falls, Stevens County, in the State of Washington. Stevens County is located in the North-Central region of Washington State.

Prior to acquiring the option to acquire the YAM Claims, we retained the services Mr. Barry Price, M.Sc., P.Geo. of B.J. Price Geological Services Inc., who prepared a geological report for us on the mineral exploration potential of the claim.  Included in this report is a recommended exploration program.  Phase I of the exploration program is two years and has a budget of $15,000.  We have not commenced our planned exploration program, but anticipate that we will commence Phase I in the second year of our operations.

We intend to conduct mineral exploration activities on the YAM Claims in order to assess whether the claims possess commercially exploitable mineral deposits. Our exploration program is designed to explore for commercially viable deposits of lead, zinc, gold and other metallic minerals. The mineral exploration program, consisting of surface reconnaissance of the old mine workings, and geological mapping and sampling, is oriented toward defining drill targets on mineralized zones within the YAM Claims

Our exploration and mining predecessors identified commercially exploitable reserves of these minerals on the YAM Claims and from time to time over the past 150 years operated a mine on these mineral claims.  We are an exploration stage company and there is no assurance that a commercially viable mineral deposit currently exists on the YAM Claims.

Currently, we are uncertain of the number of mineral exploration phases we will conduct before we are able to determine whether there are commercially viable minerals present on the YAM Claims.  Further phases beyond the current exploration program will be dependent upon a number of factors such as our consulting geological firm’s recommendations and our available funds.

Since we are in the exploration stage of our business plan, we have not earned any revenues from our planned operations. As of June 30, 2010, we had $27,841 in current assets and current liabilities in the amount of $7,105.  Accordingly, our working capital position as of June 30, 2010, was $20,736. Since our inception through June 30, 2010, we have incurred a net loss of $7,077.  We attribute our net loss to having no revenues to offset our expenses, which have consisted primarily of the professional fees related to the creation and operation of our business.

We believe we have sufficient funds to undertake our first year of operations.  However, our working capital will not be sufficient to enable us to complete the first phase of our geological exploration program on the property.  Accordingly, we will require additional financing in the event that further exploration or development of the property is deemed prudent.

Our fiscal year end is June 30.We were incorporated on March 4, 2010, under the laws of the state of Nevada. Our principal offices are located at 50 West Liberty Street, Suite 880, Reno, Nevada, and our telephone number is 775-636-6937.

The Offering

Securities Being Offered	Up to 1,085,000 shares of our common stock.

Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.015 per share.  We intend to apply to the FINRA over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
3,550,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	June 30, 2010 (audited)

Cash	$27,841
Total Assets	$27,841
Liabilities	$7,105
Total Stockholder’s Equity	$20,736

Statement of Operations	From Inception on March 4, 2010 to June 30, 2010 (audited)

Revenue	$-

Net Loss	$7,077

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, our business will fail. Because we will need additional financing to fund our extensive exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern.

As of June 30, 2010, we had cash in the amount of $27,841. We expect that these monies, supplemented by $15,000 loaned to us by our President in August 2010, will allow us to complete our first year of operation.  However, in order to complete our initial 2 year work program recommended by our consulting geologist, and any subsequent work programs, we will require additional financing as we currently do not have any operations and we have no income.   We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for mined minerals and the costs of exploring for or commercial production of these materials. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Additionally, as we have incurred a net loss of $7,077 for the period from our inception on March 4, 2010, to June 30, 2010, and have had no revenue generated during that same time period, our auditors have issued a going concern opinion and have raised substantial doubt about our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets.  This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The auditor’s going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have just planned the initial stages of exploration on the YAM Claims.   As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully.  We were incorporated on March 4, 2010, and to date have been involved primarily in organizational activities, the optioning of our mineral claim, and obtaining an independent consulting geologist’s report on our planned exploration program on this mineral claim.  We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

Because our executive officers do not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.

Mr. Antonio Delgado, our president and director, does not have any training as a geologist or an engineer.  As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Delgado’s decisions and choices may not take into account standard engineering or managerial approaches that mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in geology and engineering.

Because we conduct our business through verbal agreements with consultants and arms-length third parties, there is a substantial risk that such persons may not be readily available to us and the implementation of our business plan could be impaired.

We have a verbal agreement with our consulting geologist’s firm that requires them to review all of the results from the exploration work performed upon the mineral claim that we have optioned and then make recommendations based upon those results. In addition, we have a verbal agreement with our accountants to perform requested financial accounting services and a written agreement with our outside auditors to perform auditing functions.  Each of these functions requires the services of persons in high demand and these persons may not always be available.  The implementation of our business plan may be impaired if these parties do not perform in accordance with our verbal agreement.  In addition, it may be difficult to enforce a verbal agreement in the event that any of these parties fail to perform.

Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The search for valuable minerals also involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  At the present time, we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position, results of operations, and cash flows.  In addition, there is no assurance that the expenditures to be made by us in the exploration of the mineral claims will result in the discovery of mineral deposits.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur continuing and significant losses into the foreseeable future.  As a result of continuing losses, we may exhaust all of our resources and be unable to complete the exploration of the YAM Claims.  Our accumulated deficit will continue to increase as we continue to incur losses.  We may not be able to earn profits or continue operations if we are unable to generate significant revenues from the exploration of the mineral claims if we exercise our option.  There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.

Upon the effectiveness of our Registration Statement, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time.  We believe that, as a public company, our ongoing filings with the SEC will benefit shareholders in the form of greater transparency regarding our business activities and results of operations.   In becoming a public company, however, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations.  We expect that, during our first year of operations, we will incur costs for professional fees in the approximate amount of $12,500.  These costs will increase our cash needs and may hinder or delay our ability to achieve net profitability even after we have begun to generate revenues from the extraction of minerals on our mining claims.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Delagdo, our president and chief financial officer, devotes 5 to 10 hours per week to our business affairs. We do not have an employment agreement with Mr. Delgado nor do we maintain a key man life insurance policy for him. Currently, we do not have any full or part-time employees.  If the demands of our business require the full business time of Mr. Delgado, it is possible that Mr. Delgado may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our president, Mr. Antonio Delagado owns 56.34% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Delgado are inconsistent with the best interests of other stockholders.

Mr. Delgado is our president, chief financial officer and sole director.  He owns 56.34% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Delgado may still differ from the interests of the other stockholders.

Because our president, Mr. Antonio Delagado  owns 56.34% of our outstanding common stock, the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.

Our president, Mr. Antonio Delgado, owns 2,000,000 shares of our common stock which equates to 56.34% of our outstanding common stock.  There is presently no public market for our common stock and we plan to apply for quotation of our common stock on the FINRA over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  If our shares are publicly traded on the over-the-counter bulletin board, Mr. Delgado will eventually be eligible to sell his shares publicly subject to the volume limitations in Rule 144.  The offer or sale of a large number of shares at any price may cause the market price to fall.  Sales of substantial amounts of common stock or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

 If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.

The mineral exploration business is highly competitive.  This industry has a multitude of competitors and no small number of competitors dominates this industry with respect to any of the large volume metallic minerals.  Our exploration activities will be focused on attempting to locate commercially viable mineral deposits on the YAM Claims.  Many of our competitors have greater financial resources than us.  As a result, we may experience difficulty competing with other businesses when conducting mineral exploration activities on the YAM Claims.  If we are unable to retain qualified personnel to assist us in conducting mineral exploration activities on the YAM Claims if a commercially viable deposit is found to exist, we may be unable to enter into production and achieve profitable operations.

Because of factors beyond our control which could affect the marketability of any substances found, we may have difficulty selling any substances we discover.

Even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves. Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, and government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals, and environmental protection.  These factors could inhibit our ability to sell minerals in the event that commercial amounts of minerals are found.

Risks Related To Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase.

There are several governmental regulations that materially restrict mineral exploration or exploitation.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. Currently, we have not experienced any difficulty with compliance of any laws or regulations which affect our business.  While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business, prevent us from carrying out our exploration program, and make compliance with new regulations unduly burdensome.

Future legislation and administrative changes to the mining laws could prevent us from exploring our properties.

New state and U.S. federal laws and regulations, amendments to existing laws and regulations, administrative interpretation of existing laws and regulations, or more stringent enforcement of existing laws and regulations, could have a material adverse impact on our ability to conduct exploration and mining activities.  Any change in the regulatory structure making it more expensive to engage in mining activities could cause us to cease operations.

Third parties may challenge our rights to our mineral properties or the agreements that permit us to explore our properties may expire if we fail to timely renew them and pay the required fees.

In connection with the acquisition of our mineral properties, we sometimes conduct only limited reviews of title and related matters, and obtain certain representations regarding ownership. These limited reviews do not necessarily preclude third parties from challenging our title and, furthermore, our title may be defective.  Consequently, there can be no assurance that we hold good and marketable title to all of our mining concessions and mining claims.  If any of our concessions or claims were challenged, we could incur significant costs and lose valuable time in defending such a challenge.  These costs or an adverse ruling with regards to any challenge of our titles could have a material adverse affect on our financial position or results of operations. There can be no assurance that any such disputes or challenges will be resolved in our favor.

We are not aware of challenges to the location or area of any of our mining claims. There is, however, no guarantee that title to the claims will not be challenged or impugned in the future.

Because title to the property is held in the name of another person, if he transfers the property to someone other than us, we will cease activities.

Title to the property upon which we intend to conduct exploration activities is not held in our name. Title to the property is recorded in the name of American Mining Corporation. If the owner transfers the property to a third person, the third person will obtain good title and we will have nothing. If this should occur, we will subsequently not own any property and we will have to cease all exploration activities.

Because legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations.  Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.  Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop.  We currently plan to apply for quotation of our common stock on the FINRA over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize.  If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 1,085,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent 30.56% of the common shares issued and outstanding as of the date of this prospectus.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board.  In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time.  If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold.  In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock.  In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted.  This may, in turn, result in a substantial decrease in the per-share value of your common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The $0.015 per share offering price of our common stock was arbitrarily chosen using the last sales price of our stock from our most recent private offering of common stock. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the FINRA over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,085,000 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in offerings that were exempt from registration pursuant to Rule 903(C)(3) of Regulation S of the Securities Act of 1933.  The selling shareholders purchased their shares in an offering completed on June 22, 2010.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of September 10, 2010 including:

1.   the number of shares owned by each prior to this offering;
2.   the total number of shares that are to be offered by each;
3.   the total number of shares that will be owned by each upon completion of the offering;
4.   the percentage owned by each upon completion  of the offering; and
5.   the identity of the beneficial holder of any entity that owns the shares.

The named parties beneficially own and have sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 3,550,000 shares of common stock outstanding on September 10, 2010.

Name of Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Teresa Garcia Amaral	40,000	28,000	12,000	0.34%
Sergio Santos Aquino	20,000	14,000	6,000	0.17%
Erika Guadalupe Castaneda Arellano	50,000	35,000	15,000	0.42%
Pedro Ramos Balcazar	50,000	35,000	15,000	0.42%
Teresa Ramos Balcazar	30,000	21,000	9,000	0.25%
Nury Laura Rico Bravo	50,000	35,000	15,000	0.42%
Mercedes Andrade Cardenas	40,000	28,000	12,000	0.34%
Mari Cleydi Garcia Carrera	40,000	28,000	12,000	0.34%
Angel Martinez Casillas	50,000	35,000	15,000	0.42%
Bertha Balcazar Casillas	30,000	21,000	9,000	0.25%
Amparo Marquez Contreras	30,000	21,000	9,000	0.25%
Cornelio Borjas Cruz	40,000	28,000	12,000	0.34%
Jasira Palema De La Torre Ochoa	20,000	14,000	6,000	0.17%
Sonia Santos Elorza	30,000	21,000	9,000	0.25%
Artemio Perez Garcia	40,000	28,000	12,000	0.34%
Ramiro Romo Garcia	50,000	35,000	15,000	0.42%
Govany Ramos Gomez	50,000	35,000	15,000	0.42%
Yesenia Fabiola Miranda Hermoso	50,000	35,000	15,000	0.42%
Carlos Alberto Lopez	20,000	14,000	6,000	0.17%

Naranjo Avila Ma Del Rosario	30,000	21,000	9,000	0.25%
Evelia Veliz Mendoza	40,000	28,000	12,000	0.34%
Elizabeth Fuerte Moreno	40,000	28,000	12,000	0.34%
Juana Luquin Mosqueda	20,000	14,000	6,000	0.17%
Silveria Parra Placencia	20,000	14,000	6,000	0.17%
Maria Ernestina Virgen Ponce	40,000	28,000	12,000	0.34%
Armando Orozco Ramos	50,000	35,000	15,000	0.42%
Guadalupe Ochoa Ramos	20,000	14,000	6,000	0.17%
Maria Adriana Santana Robles	20,000	14,000	6,000	0.17%
Carlos Francisco Calixtro Rodriguez	50,000	35,000	15,000	0.42%
Juana Yadira Palomares Rodriguez	50,000	35,000	15,000	0.42%
Felipe Virgen Rojo	40,000	28,000	12,000	0.34%
Josefina Gomaz Saldana	50,000	35,000	15,000	0.42%
Ruth Cruz Santos	30,000	21,000	9,000	0.25%
Alejandro Acosta Saucedo	50,000	35,000	15,000	0.42%
Enrique Rodriguez Valadez	50,000	35,000	15,000	0.42%
Beatriz Franco Veliz	40,000	28,000	12,000	0.34%
Leo Maximilliano Franco Veliz	20,000	14,000	6,000	0.17%
Ulises Franco Veliz	40,000	28,000	12,000	0.34%
Cristian Omar Ramos Villeqas	50,000	35,000	15,000	0.42%
Dan a Mora Virgen	50,000	35,000	15,000	0.42%
Victor Alengandro Mora Virgen	20,000	14,000	6,000	0.17%

None of the selling shareholders; (1) has had a material relationship with us other than as a shareholder at any time within the past three years; (2) has been one of our officers or directors; or (3) are broker-dealers or affiliate of broker-dealers.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.015 per share until such time as the shares of our common stock become traded on the FINRA Over-The-Counter Bulletin Board or another exchange.  Although we intend to apply for quotation of our common stock on the FINRA Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the FINRA Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.   the market price of our common stock prevailing at the time of sale;
2.   a price related to such prevailing market price of our common stock, or;
3.   such other  price as the selling shareholders determine from time to time.

Presently, the selling shareholders cannot sell their common stock of our Company in accordance with Rule 144 under the Securities Act.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   not engage in any stabilization activities in connection with our common stock;
2.   furnish each broker or dealer through which common stock may be offered, such copies of  this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.   not bid for or purchase any of our securities or attempt to induce any person  to purchase any of our securities other than as permitted under the Securities Exchange  Act.

Description of Securities

Common Stock

We have 90,000,000 common shares with a par value of $0.001 per share of common stock authorized, of which 3,550,000 shares were outstanding as of June 30, 2010.

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors.  There is no right to cumulative voting in the election of directors.  Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is also required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business, or;

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries or the YAM Claims. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Offices of Ryan Alexander, PLLC, our legal counsel, has provided an opinion on the validity of our common stock.

DeJoya Griffith & Company LLC, an independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  DeJoya Griffith & Company LLC has presented their report with respect to our audited financial statements.  The report of DeJoya Griffith & Company LLC is included in reliance upon their authority as experts in accounting and auditing.

Mr. Barry Price, M.Sc, PGeo., Consulting Geologist, has provided a geological evaluation report on the YAM Claims.  He was employed on a flat rate consulting fee basis and he has no interest, nor does he expect any interest in the property or securities of Kinetic Resources Corp.

Organization within the Last Five Years

We were incorporated on March 4, 2010 under the laws of the state of Nevada. On June 8, 2010, we formed a wholly subsidiary known as KRC Exploration LLC. (“KRC”), organized under the laws of the state of Nevada. KRC was formed to conduct our exploration operations within the United States of America. On July 28, 2010, we entered into a Property Option Agreement (the “Property Option Agreement”) between KRC, and American Mining Corporation, Inc, (“American”) whereby we acquired an option to purchase a 100% interest in the Young America Mine group of Mineral Claims (the “YAM Claims”) , located in the North central portion of the state of Washington. Under the terms of that agreement, KRC is the operator of the exploration program that is to be conducted on the claim. The Property Option Agreement sets forth each party's rights and responsibilities relating to both the exploration and potential mining stages of the operations to be conducted on the YAM Claims.

We have not acquired any assets from Mr. Delgado, other than Mr. Delgado’s purchase of 2,000,000 shares of our common stock on June 4, 2010, at a price of $0.01 per share. Mr. Delgado has not acquired from us anything of value either directly or indirectly.

Description of Business

Business of Company

We are an exploration stage company that intends to engage in the exploration of mineral properties with a view to exploiting any mineral deposits we discover.  We, through our wholly owned subsidiary, KRC Exploration LLC, a Nevada limited liability company, (“KRC”) own an option to acquire an undivided 100% beneficial interest in a mineral claim in located in Stevens County, Washington State; known as the YAM Claims.  Although we hold an option to the mineral exploration rights relating to the four mineral claims in the YAM Claims group, we do not own any real property interest in the YAM Claims or any other property.

Overview of Our Mineral Exploration Business

Mineral exploration is essentially a research activity that does not produce a product.  Successful exploration often results in increased project value that can be realized through the optioning or selling of the claimed site to larger companies.  As such, we intend to acquire properties which we believe have potential to host economic concentrations of minerals.  These acquisitions have and may take the form of unpatented mining claims on federal land, or leasing claims, or private property owned by others.  An unpatented mining claim is an interest that can be acquired to the mineral rights on open lands of the federally owned public domain.  Claims are staked in accordance with the Mining Law of 1872, recorded with the federal government pursuant to laws and regulations established by the Bureau of Land Management (the Federal agency that administers America’s public lands), and grant the holder of the claim a possessory interest in the mineral rights, subject to the paramount title of the United States.

We plan to perform basic geological work to identify specific drill targets on the properties, and then collect subsurface samples by drilling to confirm the presence of mineralization (the presence of economic minerals in a specific area or geological formation).  We may enter into joint venture agreements with other companies to fund further exploration work.  By such prospects, we mean properties that may have been previously identified by third parties, including prior owners such as exploration companies, as mineral prospects with potential for economic mineralization.  Often these properties have been sampled, mapped and sometimes drilled, usually with indefinite results.  Accordingly, such acquired projects will either have some prior exploration history or will have strong similarity to a recognized geologic ore deposit model.  Geographic emphasis will be placed on the western United States. The focus of our activity will be to acquire properties that we believe to be undervalued; including those that we believe to hold previously unrecognized mineral potential.

Our strategy with properties deemed to be of higher risk or those that would require very large exploration expenditures is to present them to larger companies for joint venture.  Our joint venture strategy is intended to maximize the abilities and skills of the management group, conserve capital, and provide superior leverage for investors.  If we present a property to a major company and they are not interested, we will continue to seek an interested partner.

Property Option Agreement

Under the terms of the Property Option Agreement between American and KRC, our wholly owned mining exploration subsidiary, we acquired an option to acquire a 100% interest in the YAM Claims for an initial payment of $4,000. In order to exercise the option, we must pay the following monies to American and make the following expenditures on the YAM Claims by the following dates:

•	Payments to American
o	$4,000 on or before August 31, 2011;
o	$20,000 on or before August 31, 2012; and
o	$100,000 on or before August 31, 2013.

•	Exploration Expenditures
o	$15,000 in aggregate exploration expenditures prior to August 31, 2012;
o	$50,000 in aggregate exploration expenditures prior to August 31, 2013; and
o	$180,000 in aggregate exploration expenditures prior to August 31, 2014.

We will either satisfy the payment terms of the Property Option Agreement in the time frame provided, thereby resulting in us exercising this option or we will fail to satisfy the payment terms and be in default of the Property Option Agreement.  If we are in default of the Property Option Agreement, the option or can terminate Property Option Agreement if we fail to cure any default within 45 days after the receipt of notice of default.  Our option will expire if we are in default of the Property Option Agreement and fail to cure any default within 45 days after the receipt of notice of default.  Additionally, and notwithstanding the foregoing, if we fail to perform condition precedent to exercise the option, American shall be entitled to terminate the Property Option Agreement.

We are named as the initial operator of the YAM Claims.  The operator has the full right, power and authority to do everything necessary or desirable to carry out a program and the project and to determine the manner of exploration of the property.  We can resign as operator without notice to American. We also possess the authority to appoint a new operator; however, we must provide notice of such appointment to American.

YAM Claims

The YAM claims are about 80 acres of lode claims consisting of. 4 en bloc unpatented claims originally located in 1886 within the Bossburg Mining District. The property is located in northwestern Stevens County, a county in north central Washington. Each claim is approximately 1500 feet by 600 feet.  The YAM Claims are a lead (Pb)-zinc (Zn) prospect with minor silver and gold potential. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Summary of Our Ownership/Land Status
The Young American property is 4 adjoining unpatented claims originally located in 1886. In 2008 American Mining Corporation of Osburn, Idaho has staked the four original unpatented claims that are located on BLM managed land.  At present, the claims are beneficially owned by American Mining Corp. of Idaho.

YAM Mineral Claims Mine Workings

Some of the historical ownership is detailed in table form on the following page.

Company	Registered in Washington?	Date registered with Sec. of State	Date stricken or dissolved	Comment	Place of business
Young America Consolidated Mining Co.*	yes	Jan. 1886	1923, for non-payment of fees	shipped hand-sorted ore until 1897 prox.	Spokane Falls, Wash.
Young America and Cliff Consolidated Mining Co.*	yes	1897	1909, for non-payment of fees	mined 1897–1905	Spokane, Wash.
Robena Lead Co.	no	N/A	N/A	1907–1915	unknown
Cuprite Mining Co.*	yes	1916	voluntary dissolution, 1948	1916–1948	Yakima, Wash.
Gregor Mines, Inc.*	yes	1941	1958	1948–1950	Seattle, Wash.
Leila Archibald, Frank Riggle, Perry Leighton, W. C. Morris	no	N/A	N/A	exploration activities, possessory title only; lease to Young America Mines, Inc., 1950	Bossburg, Wash.
Young America Mines, Inc.*	yes	1950	1957	operated in 1950 and 1951	Seattle, Wash.
Earl Gibbs and Ira Hunley, dba Bonanza Lead Co.*	yes	1957	1961	operated 1951–1954	Colville, Wash.
Silver Hill Mines, Inc.*	yes	March 1961	inactive; license expired March 2006	1990–1992 exploration activities, possessory title only; UBI #601333876	Spokane, Wash.
Conjecture Silver	no	N/A	N/A	1997 exploration activities, possessory title only	unknown

Mineral Exploration Prospects

As of July 28, 2010, we have acquired mineral prospects for exploration in the State of Washington, Stevens County for target commodities of lead-zinc, gold and silver. The prospects are held by unpatented mining claims owned by American through legal agreements conveying exploration and development rights to us.  This prospect has had a prior exploration history and this is typical in the mineral exploration industry.  Most mineral prospects go through several rounds of exploration before an economic ore body is discovered and prior work often eliminates targets or points to new ones.  Also, prior operators may have explored under a completely different commodity price structure or technological regime. Mineralization which was uneconomic in the past may be ore grade at current market prices when extracted and processed with modern technology.

Prospectivity is based on 15 diamond drill cores totaling 4590 feet taken 1946-1948 by the U.S. Bureau of Mines (USBM) (Hundhausen, 1949) on the cliff crest to the north, east, and south of the main ore body. The drilling discovered two zones of low-grade highly disseminated lead-zinc mineralization southwest of the mine, but failed to locate extensions of the two primary sulfide-mineralized zones of the main mine workings. Thus this report primarily concerns the unexploited lead-zinc prospect discovered by USBM drilling.

Geological Report

We selected the YAM Claims based upon a geological report prepared by our geological consultant’s firm. The report, authored by Barry Price, M.Sc., P.Geo. recommends that we launch an initial exploration program on the YAM Claims which will cost us approximately $15,000 for Phase I (first two years) of the exploration program, $35,000 for Phase II (third year), and $135,000 for Phase III (fourth year). The terms of the Property Option Agreement require us to incur an aggregate of $180,000 in mineral exploration expenses on the YAM Claims prior to August 31, 2014.   Thus, at this point in time, our initial exploration program, if fully executed, would satisfy the exploration requirements of the Property Option Agreement.

We have engaged the services of B.J. Price Geological Consultants Inc. as our consulting geologist’s firm. Mr. Barry Price M.Sc. P.Geo., of that firm has prepared a Geological Report on the YAM Claims. Upon the conclusion of both our first two year exploration program, we will engage the services of our consulting geologist to review the findings of exploration on the YAM Claims and to make recommendations, if any, with regard to future exploration programs.

Mr. Barry J. Price, the principal officer and director of B.J. Price Geological Consultants Inc., is a graduate of the University of British Columbia where he obtained a B.Sc. Degree in Honors Geology in 1965 and subsequently obtained a Master of Science degree in Economic Geology from the University of British Columbia in 1972. He is a member of the Association of Professional Engineers and Geoscientists of British Columbia. He has practiced his profession continuously since 1972.

The property that is the subject of the YAM Claims was developed as a mine by previous owners. It is not clear whether these mining operations can be rehabilitated. There is no commercial production plant or equipment located on the property that is the subject of the mineral claim. There are electrical power transmission lines within the proximity of the mineral claim.

We have not commenced the first phase of our exploration program. Our exploration program is exploratory in nature and there is no assurance that mineral reserves will be found.

Recommendations of Our Consulting Geologist

In order to evaluate the exploration potential of the YAM Claims, our consulting geologist has recommended that the property be thoroughly mapped and prospected.  The primary goal of the exploration program is to identify sites for additional mineral exploration.  Below is the suggested exploration budget.

PHASE I

DESCRIPTION	DETAILS	COST US$
Geological Inspection GPS survey claims, workings	4 man days @ $750/day	$3,000
Helper	4 man days	$1,200
Food and accommodation Vehicle costs	4 days	$800
Acquire old reports and data, topographic maps		$5,000
Sample assays		$500
Preparation of Base Maps and reports, additional claim staking if required		$5,000
Subtotal		$13,500
Contingency		$1,500
TOTAL EXPENSES		$15,000

PHASE II

Phase II of exploration would be contingent on favourable results in the initial phase.

DESCRIPTION	DETAILS	COST US$
Geological supervision And underground examination		$10,000
IP survey and/or Gravity survey		$22,000
Subtotal		$32,000
Contingency		$3,000
TOTAL EXPENSES		$35,000

Phase III
Phase three, diamond drilling;  contingent on results from the initial phases would logically be diamond drilling, estimated at 1000 meters costing $135/meter (all inclusive of Geological supervision and sample assays), total $135,000

While we have not yet commenced the field work phase of our initial exploration program, we intend to proceed with the initial exploratory work as recommended.  The field work of Phase I should be completed in late summer of 2012.  Upon our review of the results, we will assess whether the results are sufficiently positive to warrant additional phases of the exploration program.  We will make the decision to proceed with any further programs based upon our consulting geologist’s review of the results and recommendations. If we do decide to proceed with Phase II, then in order to complete significant additional exploration beyond the currently planned Phase I we will need to raise additional capital.

Our Competition

Both the mineral exploration and drilling industries are intensely competitive in all phases.  In our mineral exploration activities, we will compete with many companies possessing greater financial resources and technical facilities than us for the acquisition of mineral concessions, claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees.  We must overcome significant barriers to enter into the business of mineral exploration as a result of our limited operating history.

Similarly, in our drilling business, our competition includes many companies with significantly greater experience, larger client bases, and substantially greater financial resources. There are significant barriers to entry including large capital requirements and the recruitment and retention of qualified, experienced employees.

We cannot assure you that we will be able to compete in any of our business areas effectively with current or future competitors or that the competitive pressures faced by us will not have a material adverse effect on our business, financial condition and operating results.

Regulation

The exploration, drilling and mining industries operate in a legal environment that requires permits to conduct virtually all operations.  Thus permits are required by local, state and federal government agencies.  Federal agencies that may be involved include: The U.S. Forest Service (USFS), Bureau of Land Management (BLM), Environmental Protection Agency (EPA), National Institute for Occupational Safety and Health (NIOSH), the Mine Safety and Health Administration (MSHA) and the Fish and Wildlife Service (FWS). Individual states also have various environmental regulatory bodies, such as Departments of Ecology and so on.  Local authorities, usually counties, also have control over mining activity.  The various permits address such issues as prospecting, development, production, labor standards, taxes, occupational health and safety, toxic substances, air quality, water use, water discharge, water quality, noise, dust, wildlife impacts, as well as other environmental and socioeconomic issues.

Prior to receiving the necessary permits to explore or mine, the operator must comply with all regulatory requirements imposed by all governmental authorities having jurisdiction over the project area.  Very often, in order to obtain the requisite permits, the operator must have its land reclamation, restoration or replacement plans pre-approved. Specifically, the operator must present its plan as to how it intends to restore or replace the affected area. Often all or any of these requirements can cause delays or involve costly studies or alterations of the proposed activity or time frame of operations, in order to mitigate impacts.  All of these factors make it more difficult and costly to operate and have a negative and sometimes fatal impact on the viability of the exploration or mining operation. Finally, it is possible that future changes in these laws or regulations could have a significant impact on our business, causing those activities to be economically reevaluated at that time.

Environmental protection and remediation is an increasingly important part of mineral economics.  Estimated future costs of reclamation or restoration of mined land are based principally on legal and regulatory requirements. Reclamation of affected areas after mining operations may cost millions of dollars.  Often governmental permitting agencies are requiring multi-million dollar bonds from mining companies prior to granting permits, to insure that reclamation takes place.  All environmental mitigation tends to decrease profitability of the mining operation, but these expenses are recognized as a cost of doing business by modern mining and exploration companies.

Mining and exploration activities are subject to various laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. We conduct our operations so as to protect the public health and environment and believe our operations are in compliance with applicable laws and regulations in all material respects. We have made, and expect to make in the future, expenditures to comply with such laws and regulations, but cannot predict the full amount of such future expenditures.

Every mining activity has an environmental impact. In order for a proposed mining project to be granted the required governmental permits, mining companies are required to present proposed plans for mitigating this impact. In the United States, where our properties are located, no mine can operate without obtaining a number of permits. These permits address the social, economic, and environmental impacts of the operation and include numerous opportunities for public involvement and comment.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws during the exploratory phases of our operations.

Subsidiaries

We do not have any subsidiaries other than KRC Exploration LLC

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Our Employees

Other than our officer and director, Mr. Antonio Delgado, we have no employees.  Assuming financing can be obtained, management expects to hire additional staff and employees as necessary as implement of our business plan requires.

Description of Property

YAM Claims - Washington State, Stevens County
The Young American Claim Group is approximately 80 acres of lode claims 100% owned by American Mining Corporation, Inc., Inc. The property is located in northwestern Stevens County, northcentral Washington.  Young America is 4 en bloc unpatented claims originally located in 1886 and is within the Bossburg Mining District.  In February 2008 American Mining Corporation, Inc., (AMC) of Osburn, Idaho staked the four original unpatented claims that are located on Bureau of Land Management managed land. The four claims are in a portion of the SW ¼ of Section 28, and NW ¼ of Section 33, both Township 38N Range 38E, Willamette Meridian, Stevens County, Washington about 15 miles of paved highway north of Kettle Falls, Washington. Access from the highway is about ½ mile is via a 2WD gravel road that crosses private property.

Young America Mine Location

Property Topology

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, NV, 89501.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock.

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the FINRA over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and; (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have forty-two (42) holders of record of our common stock.

Rule 144

All of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the FINRA over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the FINRA over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Plan of Operations

We were incorporated on March 4, 2010, under the laws of the state of Nevada.  We hold an option, through our subsidiary KRC, to acquire a 100% interest in the YAM Claims, located in Stevens County in northcentral Washington State.  Mr. Antonio Delgado is our President, CEO, Secretary, Treasurer, and sole director.

Our business plan is to proceed with the exploration of the YAM Claims to determine whether there are commercially exploitable reserves of lead and zinc or other metals on the claim.  We intend to proceed with the initial exploration program as recommended by our consulting geologist.

Phase I of the recommended geological program will cost a total of approximately $15,000. Phase I consists of on-site surface reconnaissance, mapping, surface sampling, and geochemical analyses. This phase of the program is expected to commence in our second year of operation.

Phase II would entail underground examination, further sampling and geochemical analyses based on the outcome of the Phase I exploration program.  The Phase II program will cost approximately $35,000.  We anticipate commencing this phase in spring or summer 2013.

The budget for Phase III of our exploration program is tentative in nature as the actual exploration program to be undertaken will depend upon the outcomes of the Phase I and Phase II exploration programs. Phase III of our exploration program, if undertaken, may commence in the spring or early summer of 2014, and will consist of diamond drilling and drill core sampling of approximately 3,000 feet of drilling at several locations on the YAM mineral claims. It is currently estimated that Phase III will cost approximately $135,000.

In the next 12 months, we anticipate spending approximately $30,000 on administrative expenses, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.  We had $20,736 in working capital as of June 30, 2010 and our President loaned to us and additional $15,000 in August of 2010. Therefore, we feel that we have sufficient funds on hand to cover all of our anticipated administrative expenses for the next fiscal year.  While we have sufficient funds on hand to cover the currently planned costs over the next fiscal year, we will require additional funding in order to complete the Phase I mineral exploration program and undertake further exploration programs on the YAM Claims and to cover all of our anticipated administrative expenses.

During this first year of operation we will seek to fund the Phase I exploration program by obtaining capital from management and significant shareholders sufficient to fund the exploration in the ongoing operational expenses and seeking equity and/or debt financing. However we cannot provide any assurances that we will be successful in accomplishing any of these plans.

If we are able to raise sufficient capital to proceed with Phase I, then once we receive the analyses of our Phase I exploration program, our board of directors, in consultation with our consulting geologist will assess whether to proceed with additional mineral exploration programs.  In making this determination to proceed with a further exploration, we will make an assessment as to whether the results of the initial program are sufficiently positive to enable us to proceed.  This assessment will include an evaluation of our cash reserves after the completion of the initial exploration, the price of minerals, and the market for the financing of mineral exploration projects at the time of our assessment.

In the event our board of directors, in consultation with our consulting geologist, chooses to conduct the Phase II mineral exploration program beyond the initial program, we do not have sufficient funding on hand to do so. We will seek fund the Phase II exploration program by obtaining capital from management and significant shareholders sufficient to fund the exploration in the ongoing operational expenses and seeking equity and/or debt financing. However we cannot provide any assurances that we will be successful in accomplishing any of these plans.

In the event that exploration programs beyond our planned Phase II program are undertaken on the YAM Claims, we anticipate that additional funding will be required in the form of equity financing from the sale of our common stock and from loans from our director.  We cannot provide investors with any assurance, however, that we will be able to raise sufficient funding from the sale of our common stock to fund all of our anticipated expenses.  We do not have any arrangements in place for any future equity financing.  We believe that outside debt financing will not be an alternative for funding exploration programs on the YAM Claims. The risky nature of this enterprise and lack of tangible assets other than our mineral claim places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. The existence of commercially exploitable mineral deposits in the YAM Claims is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration program.

In the event the results of our initial exploration program prove not to be sufficiently positive to proceed with further exploration on the YAM claims, we intend to seek out and acquire interests in additional mineral exploration properties which, in the opinion of our consulting geologist, offer attractive mineral exploration opportunities.  Presently, we have not given any consideration to the acquisition of other exploration properties because we have not yet commenced our initial exploration program and have not received any results.

During this exploration stage Mr. Delgado, our President, will only be devoting approximately five to ten hours per week of his time to our business.  We do not foresee this limited involvement as negatively impacting our company over the next twelve months as prior to the commencement of the Phase I exploration program field work, he will resign as the Operator of the mineral property and hire an outside consultants for that work.  If, however, the demands of our business require more business time of Mr. Delgado for activities such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to devote more time to our business. However, he may not be able to devote sufficient time to the management of our business, as and when needed.

Off Balance Sheet Arrangements

As of June 30, 2010, there were no off balance sheet arrangements.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for Fiscal Year Ending September 30, 2008
We did not earn any revenues from our inception on March 4, 2010, through the fiscal year ending June 30, 2010.  We do not anticipate earning revenues until such time that we exercise our option and enter into commercial production of the YAM Claims.  We have recently begun the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on the YAM Claims, or if such resources are discovered, that we will enter into commercial production or if commercial production commences, that commercial production will be profitable.

We incurred operating expenses in the amount of $7,077 for the period from our inception on March 4, 2010, to June 30, 2010. These operating expenses consisted of general and administrative expenses, including professional fees, foreign exchange losses, management fees, and stock based compensation.  We anticipate our operating expenses will increase as we continue to undertake our plan of operations.  The increase will be attributable to expanding our geological exploration program and the professional fees that we will incur in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of June 30, 2010, we had $27,841 in current assets and current liabilities in the amount of $7,105.  Accordingly, our working capital position as of June 30, 2010, was $20,736.

We have yet to achieve profitable operations, have accumulated losses of $7,077 since our inception and expect to incur further losses in the development of the business, all of which casts substantial doubt about the power ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing from shareholders or other sources to meet our obligations and repay our liabilities arising from normal business operations when they come due.  Management has no formal plan in place to address this concern but considers that we will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available or on acceptable terms, if at all.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters And Control Persons

Our sole executive officer and director and his age as of June 30, 2010 is as follows:

Name	Age	Position(s) and Office(s) Held
Antonio Delgado	37	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Antonio Delgado.  Mr. Delgado is our CEO, CFO, President, Secretary, Treasurer and sole director. Mr. Delgado has been in the business of property development and management in the town of Bucerias, Nayarit, Mexico for in excess of 5 years.

Mr. Delgado was born in Mexico and is a Mexican citizen.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

Mr. Delgado is our only employee.

We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.
A verbal agreement with our consulting geologist provides that he will review all of the results from the exploratory work performed upon the site and make recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologist firms performing similar consulting services.

2.	Verbal agreements with our accountants to perform requested financial accounting services.

3.	Written agreements with auditors to perform audit functions at their respective normal and customary rates.

Executive Compensation

Compensation Discussion and Analysis

We do not pay to our directors or officers any salary or consulting fee. We anticipate that compensation may be paid to officers in the event that we decide to proceed with additional exploration programs beyond the second stage program.

We do not pay to our director any compensation for serving as a director on our board of directors.

Mr. Delgado holds substantial ownership in Kinetic Resources Corp. and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we may expand our compensation packages designed to attract, retain and motivate other talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for the period from inception (March 4, 2010) through June 30, 2010, for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Antonio Delgado, CEO, CFO, President, Secretary-Treasurer	2010	$-	$-	$-	$-	$-	$-	$-	$-

Narrative Disclosure to the Summary Compensation Table

Our named executive officer does not currently receive any compensation from the Company for their service as officers of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of June 30, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Antonio Delgado	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for the period from inception (March 4, 2010) through June 30, 2010.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Antonio Delgado	-	-	-	-	-	-	-

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of June 30, 2010, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 3,550,000 shares of common stock issued and outstanding on June 30, 2010.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*

Common	Antonio Delgado Josefa Ortiz de Dominique #52, Bucerias, Nayarit Mexico	2,000,000	56.34%

Common	Total all executive officers and directors	2,000,000	56.34%

Common	5% Shareholders	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as follows, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters;
•	Any relative or spouse of any of the foregoing persons who has the same house address as such person.

Our named executive officer does not receive compensation with respect to the management services which he supplies to the Company. He is, however, entitled to be reimbursed for expenses incurred on behalf of the company.

Available Information

We have filed a registration statement on form S1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Financial Statements

Index to Financial Statements:

Audited financial statements for the period from Inception (March 4, 2010) through June 30, 2010:

F-1	Report of Independent Registered Public Accounting Firm

F-2	Consolidated Balance Sheet as of June 30, 2010

F-3	Consolidated Statement of Operations for the period from Inception (March 4, 2010) through June 30, 2010

F-4	Consolidated Statements of Stockholders’ Equity (Deficit) for the period from Inception (March 4, 2010) through June 30, 2010

F-5	Consolidated Statement of Cash Flows for the period from Inception (March 4, 2010) through June 30, 2010

F-6	Notes to Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Kinetic Resources Corp.
Las Vegas, Nevada

We have audited the accompanying consolidated balance sheet of Kinetic Resources Corp. (An Exploration Stage Company) (the “Company”) as of June 30, 2010 and the related consolidated statements of operations, stockholders’ equity and cash flows from inception (March 4, 2010) through June 30, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kinetic Resources Corp. (An Exploration Stage Company) as of June 30, 2010 and the results of its operations and cash flows from inception (March 4, 2010) through June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC
Henderson, Nevada
July 29, 2010

KINETIC RESOURCES CORP.
 (An Exploration Stage Company)
CONSOLIDATED BALANCE SHEET
 (Stated in US Dollars)

ASSET	June 30, 2010

Current assets
Cash	$27,841

Total assets	$27,841

LIABILITIES

Current liabilities
Accounts payable and accrued liabilities	$6,605
Due to related party – Note 4	500

Total liabilities	7,105

STOCKHOLDERS’ EQUITY

Preferred stock, $0.001 par value 10,000,000 shares authorized, none outstanding
Common stock, $0.001 par value 90,000,000 shares authorized 3,550,000 shares issued and outstanding - Notes 4 and 5	3,550
Additional paid in capital	24,263
Deficit accumulated during the exploration stage	(7,077)

Total stockholders’ equity	20,736

Total liabilities & stockholders’ equity	$27,841

SEE ACCOMPANYING NOTES

KINETIC RESOURCES CORP.
 (An Exploration Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS
 (Stated in US Dollars)

From Inception (March 4, 2010) to June 30, 2010

Expenses
Bank charges	65
Foreign exchange loss	7
Legal fees	5,999
Management fees – Note 4	500
Office expenses	506

Net loss	$(7,077)

Basic loss per share	$(0.01)

Weighted average number of shares outstanding - basic	545,763

SEE ACCOMPANYING NOTES

KINETIC RESOURCES CORP .
 (An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Period from Inception (March 4, 2010) to June 30, 2010
(Stated in US Dollars)

	Preferred Shares		(Note 1) Common Shares		Additional Paid-In Capital	Deficit Accumulated During the Exploration Stage	Total
	Number	Amount	Number	Amount
Balance, inception (March 4, 2010)	-	$-	-	$-	$-	$-	$-

Capital stock issued to founder for cash:	-	-	2,000,000	2,000	13,558	-	15,558
Capital stock issued for cash, net of commission	-	-	1,550,000	1,550	10,705	-	12,255
Net loss for the period	-	-	-	-	-	(7,077)	(7,077)

Balance, June 30, 2010	-	$-	3,550,000	$3,550	$24,263	$(7,077)	$20,736

SEE ACCOMPANYING NOTES

KINETIC RESOURCES CORP.
 (An Exploration Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
 (Stated in US Dollars)

From Inception (March 4, 2010) to June 30, 2010

Cash Flows used in Operating Activities
Net loss	$(7,077)
Changes in non-cash working capital items:
Accounts payable and accrued liabilities	6,605

Net cash used in operating activities	(472)

Cash Flows from Financing Activities
Capital stock issued	27,813
Increase in due to related party	500

Net cash provided by financing activities	28,313

Net increase in cash during the period	27,841

Cash, beginning of the period	-

Cash, end of the period	$27,841

Supplemental information

Interest and taxes paid in cash	$-

SEE ACCOMPANYING NOTES

KINETIC RESOURCES CORP.
 (An Exploration Stage Company)
Notes to Consolidated Financial Statements
June 30, 2010
(Stated in US Dollars)

Note 1	Nature of Operations and Ability to Continue as a Going Concern

The Company was incorporated in the state of Nevada, United States of America on March 4, 2010.  The Company is an exploration stage company and was formed for the purpose of acquiring exploration and development stage mineral properties.  The Company’s year-end is June 30.

On June 4, 2010, the Company incorporated a wholly-owned subsidiary, KRC Exploration LLC in the State of Nevada, United States of America (“USA”) for the purpose of mineral exploration in the USA.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  The Company has yet to achieve profitable operations, has accumulated losses of $7,077 since its inception and expects to incur further losses in the development of its business, all of which casts substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing from shareholders or other sources to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has no formal plan in place to address this concern but considers that the Company will be able to obtain additional funds by equity financing and/or related party advances, however there is no assurance of additional funding being available or on acceptable terms, if at all.  The financials statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence.

Note 2	Summary of Significant Accounting Policies

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are stated in US dollars.  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expense during the reporting period. Actual results could differ from those estimates.

The financial statements have, in management’s opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Kinetic Resources Corp.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
June 30, 2010
(Stated in US Dollars)

Note 2	Summary of Significant Accounting Policies – (continued)

Principles of Consolidation

These consolidated financial statements include the accounts of the Company and KRC Exploration LLC., a wholly owned subsidiary incorporated in Nevada, USA on June 4, 2010.  All significant inter-company transactions and balances have been eliminated.

Exploration Stage Company

The Company is an exploration stage company.  All losses accumulated since inception have been considered part of the Company’s exploration stage activities.

Cash

Cash consists of all highly liquid investments that are readily convertible to cash within 90 days when purchased.

Mineral Property

Costs of lease, acquisition, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred.

Foreign Currency Translation

The Company’s functional currency is the United States dollar as substantially all of the Company’s operations are in the USA. The Company uses the United States dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission (“SEC”).

Assets and liabilities denominated in a foreign currency are translated at the exchange rate in effect at the balance sheet date and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Accumulated Other Comprehensive Income account in Stockholders' Equity, if applicable.  Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  Any exchange gains and losses are included in the Statement of Operations and Comprehensive Loss.

Kinetic Resources Corp.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
June 30, 2010
(Stated in US Dollars)

Note 2	Summary of Significant Accounting Policies – (continued)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes.  Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and loss carry-forwards and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in period that includes the enactment date. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Stock-based Compensation

The Company is required to record compensation expense, based on the fair value of the awards, for all awards granted after the date of the adoption.

Basic and Diluted Loss Per Share

Basic loss per share is computed using the weighted average number of shares outstanding during the period.  Fully diluted earnings (loss) per share are computed similar to basic income (loss) per share except that the denominator is increased to inclde the number of common stock equivalents (primarily outstanding options and warrants).  Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon the Company’s net income (loss) position at the calculation date.  As there are no common stock equivalents outstanding, diluted and basic loss per share are the same.

Comprehensive Income

The Company is required to report comprehensive income, which includes net loss as well as changes in equity from non-owner sources.

 Kinetic Resources Corp.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
June 30, 2010
(Stated in US Dollars)

Note 2	Summary of Significant Accounting Policies – (continued)

Newly Adopted Accounting Pronouncement

In June 2009, the Financial Accounting Standards Board ("FASB") issued authoritative guidance which established the FASB Standards Accounting Codification ("Codification") as the source of authoritative GAAP recognized by the FASB to be applied to non-governmental entities, and rules and interpretive releases of the SEC as authoritative GAAP for SEC registrants.  The Codification supersedes all the existing non-SEC accounting and reporting standards upon its effective date and, subsequently, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts.  The guidance is not intended to change or alter existing GAAP. The guidance became effective for the Company, upon inception on March 4, 2010.  The guidance did not have an impact on the Company's financial position, results of operations or cash flows.  All references to previous numbering of FASB Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts have been removed from the financial statements and accompanying footnotes.

Recently Issued Accounting Standards

In April 2010, the FASB issued ASU No. 2010-17, "Revenue Recognition - Milestone Method (Topic 605): Milestone Method of Revenue Recognition" (codified within ASC 605 - Revenue Recognition). ASU 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. ASU 2010-17 is effective for interim and annual periods beginning after June 15, 2010. The adoption of ASU 2010-17 is not expected to have any material impact on our financial position, results of operations or cash flows.

In March 2010, the FASB issued ASU No. 2010-11, "Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives" (codified within ASC 815 - Derivatives and Hedging). ASU 2010-11 improves disclosures originally required under SFAS No. 161. ASU 2010-11 is effective for interim and annual periods beginning after June 15, 2010. The adoption of ASU 2010-11 is not expected to have any material impact on our financial position, results of operations or cash flows.

Note 3	Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

Kinetic Resources Corp.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
June 30, 2010
(Stated in US Dollars)

Note 3	Financial Instruments – (continued)

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.  Each fair value measurement is reported in one of the three levels which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1 – inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 – inputs are based upon significant observable inputs other than quoted prices included in Level 1, such as quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

The carrying value of the Company’s financial assets and liabilities which consist of cash, accounts payable, accrued liabilities, and due to related parties in management’s opinion approximate fair value due to the short maturity of such instruments.  These financial assets and liabilities are valued using level 3 inputs, except for cash which is at level 1.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange or credit risks arising from these financial instruments.

Note 4	Related Party Transactions

The amount due to related party is payable to the Company’s former president for unpaid management fees of $500.  This amount is unsecured, non-interest bearing and has no specific terms for repayment.

On June 4, 2010, the Company received and accepted a subscription to purchase 2,000,000 shares of common stock at $0.01 per share for aggregate proceeds of $15,558 from the Company’s president.  The subscription agreement permitted the Company to accept 200,000 Mexican Peso’s in full settlement of the share subscription.  The share subscription was settled in Mexican Peso’s.

During the period from March 4, 2010 to June 30, 2010, the Company incurred management fees of $500 charged by the Company’s former president.

Note 5	Capital Stock

Issued:

On June 4, 2010, the Company issued 2,000,000 shares of common stock to the Company’s president at $0.01 per share for total proceeds of $15,558.

On June 22, 2010, the Company issued 1,550,000 shares of common stock at $0.01 per share for total proceeds of $12,355 pursuant to a private placement.  The Company paid commissions of $100 for net proceeds of $12,255.

Kinetic Resources Corp.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
June 30, 2010
(Stated in US Dollars)

Note 6	Income Taxes

A reconciliation of the income tax provision computed at statutory rates to the reported tax provision is as follows:

March 4, 2010 (Date of Inception) to June 30, 2010

Basic statutory and state income tax rate	35.0%

March 4, 2010 (Date of Inception) to June 30, 2010

Approximate loss before income taxes	$7,077

Expected approximate tax recovery on net loss, before income tax	$2,477
Changes in valuation allowance	(2,477)

Deferred income tax recovery	$-

Significant components of the Company’s deferred tax assets and liabilities are as follows:

March 4, 2010 (Date of Inception) to June 30, 2010

Deferred income tax assets
Non-capital losses carried forward	$2,477
Mineral properties	-
Less: valuation allowance	(2,477)

Deferred income tax assets	$-

At June 30, 2009, the Company has incurred accumulated net operating losses in the United States of America totalling approximately $7,077 which are available to reduce taxable income in future years.

Kinetic Resources Corp.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
June 30, 2010
(Stated in US Dollars)

Note 6	Income Taxes – (continued)

These losses expire as follows:

Year of Expiry	Amount

2030	$7,077

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is more-likely-than-not to be realized from future operations.  The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 7	Subsequent Event

On July 28, 2010, our wholly owned subsidiary,  KRC Exploration LLC, a Nevada limited liability company, (“KRC”)  entered into a Property Option Agreement (the “Property Option Agreement”) with American Mining Corporation (“American”) to acquire an option to purchase a 100% interest in the Young America Mine group of Mineral Claims (the “YAM Claims”). Under the terms of the Property Option Agreement, the Company acquired an option to purchase a 100% interest in the YAM Claims for an initial payment of $4,000. In order to exercise the option, the Company must pay the following monies to American and make the following expenditures on the YAM Claims by the following dates:

•	Payments to American
o	$4,000 on or before August 31, 2011;
o	$20,000 on or before August 31, 2012; and
o	$100,000 on or before August 31, 2013.

•	Exploration Expenditures
o	$15,000 in aggregate exploration expenditures prior to August 31, 2012;
o	$50,000 in aggregate exploration expenditures prior to August 31, 2013; and
o  $180,000 in aggregate exploration expenditures prior to August 31, 2014.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1.16
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$1,000
Transfer Agent Fees	$1,000
Accounting fees and expenses	$7,500
Legal fees and expenses	$7,500
Total	$17,001.16

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We issued 2,000,000 shares of common stock on June 4, 2010, to our sole officer and director, Mr. Antonio Delgado, at a price of $0.01 per share for total proceeds of $15,558. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted as defined in the Securities Act. We did not engage in any general solicitation or advertising.

On June 22, 2008, we closed a Private Stock Offering whereby we issued 1,550,000 shares of our common stock at a price of $0.01 per share to a total of forty-one (41) purchasers.  The total amount we received from this offering was $12,335.

The identity of the purchasers from the above offering is included in the selling shareholder table set forth above.  We completed this offering pursuant Rule 903(C)(3) of Regulation S of the Securities Act of 1933.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of The Law Office Ryan Alexander, PLLC, with consent to use
10.1	Property Option Agreement between KRC and American Mining Corporation, Inc.
23.1	Consent of De Joya Griffith & Company, LLC
99.1	Geological Summary Report of Barry J. Price, M.Sc.,P.Geo (British Columbia)

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Bucerias, Nayarit, Mexico, on September 13, 2010.

KINETIC RESOURCES CORP.

By: /s/ Luis Antonio Delgado Gonzalez
Luis Antonio Delgado Gonzalez
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and sole Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Luis Antonio Delgado Gonzalez as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/ Luis Antonio Delgado Gonzalez Luis Antonio Delgado Gonzalez President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and sole Director September 13, 2010